Exhibit 31.2

CERTIFICATION

I, Apoorv Dwivedi, certify that:

1.            I have reviewed this annual report on Form 10-K/A of Knightscope, Inc.; and

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2024	By:	/s/ Apoorv Dwivedi
		Name:	Apoorv Dwivedi
		Title:	Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial Officer)